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                                                                    EXHIBIT 4.20

                                 FIRST AMENDMENT
                              TO SECURITY AGREEMENT
                          DATED AS OF JANUARY 24, 2002

               This FIRST AMENDMENT TO SECURITY AGREEMENT (this "AMENDMENT") is dated as of January 24, 2002 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation ("COMPANY"), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a "SUBSIDIARY GRANTOR" and collectively with the Company, the "GRANTORS"), and BANKERS TRUST COMPANY, as Collateral Agent for and representative of the Lenders, the Interest Rate Exchangers, the Currency Exchangers, the Other Permitted Credit Exposure Holders and the New Senior Debt Representatives (in such capacity herein called the "COLLATERAL AGENT"), and is made with reference to that certain Security Agreement dated as of April 23, 2001 (the "SECURITY Agreement"), by and among the foregoing parties. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Security Agreement, and, if not defined herein or in the Security Agreement, as defined in the Credit Agreement (defined below).

                                    RECITALS

               WHEREAS, the Lenders have entered into a Secured Credit Agreement dated as of April 23, 2001 (the "SECURED CREDIT AGREEMENT"), as amended by that certain First Amendment to Secured Credit Agreement and Consent dated as of December 31, 2001 (the "FIRST AMENDMENT AND CONSENT") with certain subsidiaries of Company as Borrowers and with Company as guarantor pursuant to
Section 9 thereof and Owens-Illinois General, Inc., as Borrowers' Agent (the Secured Credit Agreement, as so amended and as more particularly defined in the Security Agreement, is referred to herein as the "CREDIT AGREEMENT");

               WHEREAS, the Subsidiary Guarantors entered into a Subsidiary Guaranty of all Obligations as defined in and now or hereafter existing under or in respect of the Credit Agreement;

               WHEREAS, the Domestic Borrowers entered into a Domestic Borrowers' Guaranty under which each Domestic Borrower guaranteed (i) all Revolving Loans made to, and related Obligations of, each other Domestic Borrower; (ii) all Offshore Loans made to, and all other Obligations of, the Offshore Borrowers; (iii) the Other Lender Guarantied Obligations; and (iv) all Term Loans made to, and related Obligations of, each other Domestic Borrower;

               WHEREAS, the Credit Agreement permits Indebtedness from time to time issued constituting New Senior Debt to be secured by the Domestic Collateral (as defined in the Intercreditor Agreement) under the Domestic Collateral Documents, including the Security Agreement;

               WHEREAS, concurrently herewith, Owens Brockway is issuing certain 8 7/8% Senior Secured Notes due 2009 in the aggregate principal amount of $1,000,000,000 (together with any subsequent issuance of notes consituting the same series of notes as the 8 7/8% Senior Secured Notes due 2009 pursuant to the same indenture on substantially identical terms the Net

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Debt Securities Proceeds of which are applied to repay the Term Loans pursuant to Section 2.4A(ii)(e) of the Credit Agreement or as otherwise required thereby, in each case together with any guarantees thereof and any notes and guarantees issued in exchange therefor or replacement thereof containing substantially identical terms, the "NEW 2002 SENIOR NOTES") which New 2002 Senior Notes constitute New Senior Debt (subject, with respect to any subsequent issuance of notes (but not any exchange notes) described above, to Administrative Agent's determination in its reasonable judgment that the terms and conditions of such notes are substantially comparable to those prevailing in the market place for comparable debt issuances) and desires to have such New 2002 Senior Notes constitute Senior Secured Obligations under the Intercreditor Agreement and to secure the obligations in respect of such New 2002 Senior Notes by certain of the Domestic Collateral;

               WHEREAS, in order to facilitate the issuance of the New 2002 Senior Notes, Owens Brockway has obtained, pursuant to the First Amendment and Consent, the consent of the Requisite Lenders and Requisite Obligees, as applicable, to the Collateral Agent's amendment of the Security Agreement to eliminate the provision of certain Securities Collateral as security for the New 2002 Senior Notes, which Securities Collateral would otherwise secure the obligations in respect of such New 2002 Senior Notes upon their issuance and the execution of a counterpart to the Intercreditor Agreement by the New Senior Debt Representative and Borrower's Agent and the application of the Net Debt Securities Proceeds arising from the issuance of the New 2002 Senior Notes to repay the Term Loans pursuant to Section 2.4A(ii)(e) of the Credit Agreement; and

               WHEREAS, the parties desire to amend the Security Agreement as set forth herein to implement the provisions of the First Amendment and Consent.

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                   SECTION 1.
                        AMENDMENTS TO SECURITY AGREEMENT

          1.1  RECITALS.

          (a) Recital 5 of the Security Agreement is hereby amended by adding the phrase "acting in such capacity for the benefit of the holders of New Senior Debt" after the words "New Senior Debt" in the last sentence thereof.

          1.2  GRANT OF SECURITY.

          (a) The initial paragraph of Section 1 of the Security Agreement is hereby amended by adding the following parenthetical after the words "Secured Parties": "(subject to Section 2 below with respect to the New 2002 Senior Notes)".

          (b) The last sentence of Section 1(e)(i) is replaced in its entirety by the following: "As used herein, "DOMESTIC OBLIGATIONS" means the obligations of the Domestic Borrowers consisting of Term Loans, Revolving Loans, Letters of Credit for the account of Domestic Borrowers, the Domestic Overdraft Agreement, any obligations of any Loan Party under other Loan Documents,

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Other Permitted Credit Exposure Documents and New Senior Debt Documents, and
Interest Rate Obligations and Currency Obligations, in each case which are not obligations of Offshore Borrowers or any Foreign Subsidiary, and "FOREIGN OBLIGATIONS" means the obligations of the Offshore Borrowers and their Foreign Subsidiaries consisting of Offshore Loans, Letters of Credit for the account of Offshore Borrowers, the Offshore Overdraft Agreements and any obligations under the other Loan Documents which are not obligations of a domestic entity, including Grantors (it being understood that the intent of the foregoing definitions and provisos is to avoid a situation in which a pledge of Foreign Pledged Shares and a realization on, foreclosure against or recourse to such Foreign Pledged Shares would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which would trigger an increase in the gross income of a United States shareholder of any issuer of Foreign Pledged Shares pursuant to Section 951 (or a successor provision) of the Internal Revenue Code)."

          1.3 SECURITY FOR OBLIGATIONS. Section 2 of the Security Agreement is hereby amended by (i) adding the following after the words "Section 1(e)" in the first sentence thereof: "and the exclusion set forth below with respect to the New 2002 Senior Notes"; (ii) adding the following to the end of the first sentence thereof: "and PROVIDED, FURTHER, THAT, the Securities Collateral described in clauses (e)(i) and (e)(ii) of the definition thereof (other than any such Securities Collateral directly owned by or owed to Company or Packaging)(such Securities Collateral, including, for the avoidance of doubt, any documents, instruments or certificates evidencing same and any proceeds of such Securities Collateral being the "EXCLUDED SECURITIES COLLATERAL") shall not be security for or be assigned or pledged on account of the New 2002 Senior Notes and such Excluded Securities Collateral shall not be held by Collateral Agent for the benefit of any holder of, or New Senior Debt Representative with respect to, such New 2002 Senior Notes"; and (iii) deleting the proviso in the penultimate sentence thereof in its entirety and replacing it with the following: "PROVIDED, HOWEVER, that the pledge made and security interest granted in SECTION 1 and any other provisions of this Agreement shall be effective as to any obligations in respect of any New Senior Debt or Other Lender Guarantied Obligations only if the holders of such obligations or their representatives (A) shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) and the Borrowers' Agent has duly executed and delivered an acknowledgement to such acknowledgement and
(B) in the case of Other Lender Guarantied Obligations shall have released, in form and substance satisfactory to Collateral Agent and Borrowers' Agent, Holdings from any pre-existing guaranty obligations in connection with such Other Lender Guaranteed Obligations."

          1.4 REMEDIES. The second sentence of Section 16(a) of the Security Agreement is hereby amended by adding the following to the end thereof: "(the foregoing limitation, however, shall not apply to Collateral Agent acting in such capacity)".

          1.5 APPLICATION OF PROCEEDS. Clause "SECOND" of Section 18 of the Security Agreement is hereby amended by adding the word "ratable" before the phrase "payment of all other Secured Obligations" and striking the words "PROVIDED that" and adding the following in their place: "PROVIDED, THAT, no Proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Excluded Securities Collateral shall be applied toward payment of obligations in respect of the New 2002 Senior Notes (and

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neither the holders of nor representatives for such New 2002 Senior Notes shall be entitled to any increased portion of any Proceeds of any other Collateral due to such exclusion); PROVIDED, FURTHER, THAT,"

                                   SECTION 2.
                           CONDITIONS TO EFFECTIVENESS

          2.1  This Amendment shall become effective only upon the satisfaction of all of
the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

               (a) On or before the First Amendment Effective Date, each of the Grantors shall deliver to Administrative Agent sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the First Amendment Effective Date:

                   (i) Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                   (ii) Signature and incumbency certificates of its officers executing this Amendment; and

                   (iii) Executed copies of this Amendment.

               (b) On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

               In order to induce Collateral Agent to enter into this Amendment and to amend the Security Agreement in the manner provided herein, each of the Grantors represents and warrants to Collateral Agent and each Secured Party that the following statements are true, correct and complete:

          3.1 CORPORATE POWER AND AUTHORITY. Company and each Subsidiary Grantor has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Security Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

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          3.2  AUTHORIZATION OF AGREEMENTS. The execution and delivery of this
Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Grantor.

          3.3 NO CONFLICT. The execution and delivery by Company and each Subsidiary Grantor of this Amendment and the performance by same of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens in favor of the Collateral Agent), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, other than those approvals and consents which have been obtained.

          3.4 GOVERNMENTAL CONSENTS. The execution and delivery by each Grantor of this Amendment and the performance by each Grantor of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings, consents or notices that have been or will be made or obtained during the period in which they are required to be obtained or made.

          3.5 BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by each Grantor and are the legally valid and binding obligations of each Grantor, enforceable against each Grantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          3.6 INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM SECURITY AGREEMENT. The representations and warranties contained in Section 4 of the Security Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          3.7 ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

                                   SECTION 4.
                                  MISCELLANEOUS

          4.1 REFERENCE TO AND EFFECT ON THE SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS.

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               (a)  On and after the First Amendment Effective Date, each reference in the Security Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to the "Security Agreement", "thereunder", "thereof" or words of like import referring to the Security Agreement shall mean and be a reference to the Amended Agreement.

               (b) Except as specifically amended by this Amendment, the Security Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, Collateral Agent or any other Agent or any Lender under, the Security Agreement or any of the other Loan Documents.

          4.2 HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          4.3 APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST UNDER THE SECURITY AGREEMENT, OR REMEDIES THEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          4.4 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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               IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        ON BEHALF OF EACH ENTITY NAMED ON THE
                                        ATTACHED EXHIBIT A, IN THE CAPACITY SET
                                        FORTH FOR SUCH ENTITY ON SUCH EXHIBIT A

                                        By:        /s/ Jeffrey A. Denker
                                            -----------------------------------
                                                   Jeffrey A. Denker

                                        BANKERS TRUST COMPANY,
                                        AS COLLATERAL AGENT

                                        BY:        /s/ Mary Jo Jolly
                                            -----------------------------------
                                        NAME:      Mary Jo Jolly
                                        TITLE:     Assistant Vice President

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                                    EXHIBIT A
                                       TO
                      FIRST AMENDMENT TO SECURITY AGREEMENT

                                                   TITLE OF OFFICER EXECUTING ON
                NAME OF ENTITY                       BEHALF OF SUCH ENTITY
               ----------------                    -----------------------------

Owens-Illinois Group, Inc.                       Assistant Treasurer

Owens-Brockway Glass Container Inc.              Treasurer

OI General FTS Inc.                              Treasurer

OI Plastic Products FTS Inc.                     Treasurer

O-I Health Care Holding Corp.                    Treasurer

OI General Finance Inc.                          Treasurer

Specialty Packaging Licensing Company            Treasurer

Owens-Illinois Closure Inc.                      Treasurer

Product Design & Engineering, Inc.               Treasurer

OI Brazil Closure Inc.                           Treasurer

Owens-Illinois Prescription Products Inc.        Treasurer

OI Medical Inc.                                  Treasurer

MARC Industries, Inc.                            Treasurer

OI Medical Holdings Inc.                         Treasurer

Anamed International, Inc.                       Treasurer

Martell Medical Products, Incorporated           Treasurer

Owens-BriGam Medical Company                     Treasurer of each
                                                 general partner

BriGam, Inc.                                     Treasurer

BriGam Medical, Inc.                             Treasurer

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                                                   TITLE OF OFFICER EXECUTING ON
                NAME OF ENTITY                       BEHALF OF SUCH ENTITY
               ----------------                    -----------------------------

BriGam Ventures, Inc.                            Treasurer

Owens-Brockway Plastic Products Inc.             Treasurer

Owens-Illinois Specialty Products Puerto
Rico, Inc.                                       Treasurer

OI Regioplast STS Inc.                           Treasurer

OI Australia Inc.                                Treasurer

ACI America Holdings Inc.                        Treasurer

Continental PET Technologies, Inc.               Treasurer

OI Venezuela Plastic Products Inc.               Treasurer

OI Castalia STS Inc.                             Treasurer

OI Levis Park STS Inc.                           Treasurer

OI AID STS Inc.                                  Treasurer

Owens-Illinois General Inc.                      Treasurer

O-I Holding Company, Inc.                        Treasurer

Universal Materials, Inc.                        Treasurer

Owens-Brockway Packaging, Inc.                   Treasurer

Brockway Realty Corporation                      Treasurer

Brockway Research, Inc.                          Treasurer

NHW Auburn, LLC                                  Treasurer of its
                                                 sole member

OI Auburn Inc.                                   Treasurer

SeaGate, Inc.                                    Treasurer

SeaGate II, Inc.                                 Treasurer

SeaGate III, Inc.                                Treasurer

Owens-Brockway Glass Container Trading
Company                                          Treasurer

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                                                   TITLE OF OFFICER EXECUTING ON
                NAME OF ENTITY                       BEHALF OF SUCH ENTITY
               ----------------                    -----------------------------

OB Cal South Inc.                                Treasurer

Overseas Finance Company                         Treasurer

OIB Produvisa Inc.                               Treasurer

OI Consol STS Inc.                               Treasurer

OI California Containers Inc.                    Treasurer

OI Puerto Rico STS Inc.                          Treasurer

OI Ecuador STS Inc.                              Treasurer

OI Europe & Asia Inc.                            Treasurer

OI Peru STS Inc.                                 Treasurer

OI Poland Inc.                                   Treasurer

OI Hungary Inc.                                  Treasurer

OI International Holdings Inc.                   Treasurer